Exhibit 2.1

Amendment No. 2

To

BUSINESS COMBINATION AGREEMENT

This Amendment No. 2 to Business Combination Agreement (this “Amendment”) is made and entered into as of September 16, 2022 (the “Amendment Date”) by and among (i) Deep Medicine Acquisition Corp., a Delaware corporation (“DMAC”), (ii) Chijet Motor Company, Inc., a Cayman Islands exempted company and a wholly owned subsidiary of the Company (as defined below) (“Pubco”), (iii) Chijet Motor (USA) Company, Inc., a Delaware corporation and a wholly owned subsidiary of Pubco (“Merger Sub”), (iv) Chijet Inc., a Cayman Islands exempted company (the “Company”), and (v) Sellers (as defined the Original Agreement (as defined below)) holding in the aggregate a Pro Rata Share (as defined in the Original Agreement) in excess of fifty percent (50%). DMAC, Pubco, Merger Sub, the Company and the Sellers signatory hereto are sometimes referred to herein individually as a “Party” and, collectively, as the “Parties”.

WHEREAS, the Parties are all parties to that certain Business Combination Agreement, dated as of July 12, 2022, as amended by the Amendment No. 1 to Business Combination Agreement dated as of September 6, 2022 (as so amended, the “Original Agreement”) and now desire to amend the Original Agreement as set forth herein;

WHEREAS, pursuant to the provisions of Section 13.8 of the Original Agreement, the Original Agreement may be amended in writing signed by DMAC, Pubco, the Company and Sellers holding in the aggregate a Pro Rata Share in excess of fifty percent (50%);

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Agreement as if fully set forth below, and the representations, warranties, covenants and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledges and agreed, and intending to be legally bound hereby, the Parties hereby agree as follows:

1.	Definitions. Defined terms used herein without definition shall have the meanings given in the Original Agreement.

2.	Amendment. Pursuant to the provisions of Section 13.8 of the Original Agreement, Section 2.2(c) of the Original Agreement is hereby amended and restated in its entirety to provide as follows, with such amendment to be effective as of the Amendment Date:

Following the Effective Date and during the period commencing on the Effective Date and ending on September 30, 2022 (the “Due Diligence Period”), DMAC and its Representatives shall (i) undertake a due diligence review of the Company Entities and their operations; and (ii) complete DMAC’s own determination of the Valuation (the “Revised Valuation”). DMAC shall notify the Company of the Revised Valuation at or prior to the end of the Due Diligence Period.

3.	Miscellaneous.

(a)	Other than as amended herein, the Original Agreement shall remain in full force and effect. Following the full execution of this Amendment, any reference in the Original Agreement to the “Agreement” shall be deemed a reference to the Original Agreement as amended by this Amendment, and the Original Agreement and this Amendment shall be interpreted, operated and enforced as one combined agreement.

(b)	This Amendment shall be governed by, construed and enforced in accordance with the Laws of the State of New York without regard to the conflict of laws principles thereof.

(c)	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original and all of which taken together shall be but a single instrument. Counterparts may be delivered via facsimile, electronic mail (including pdf or any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

[Signatures appear on following pages]

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IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by its respective duly authorized officer as of the Amendment Date.

DEEP MEDICINE ACQUISITION CORP.

By:	/s/ Humphrey Polanen
Name:	Humphrey Polanen
Title:	Chief Executive Officer

CHIJET MOTOR COMPANY, INC.

By:	/s/ Hongwei Mu
Name:	Hongwei Mu (慕宏伟)
Title:	Director

CHIJET MOTOR (USA) COMPANY, INC.

By:	/s/ Qingjun Wang
Name:	Qingjun Wang (王庆军)
Title:	Chief Executive Officer

CHIJET INC.

By:	/s/ Hongwei Mu
Name:	Hongwei Mu (慕宏伟)
Title:	Director

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Euroamer Kaiwan Technology Company Limited

By:	/s/ Lichun Wu
[Signature]
Lichun Wu（吳立春）, Director

Chijet Holdings Limited

By:	/s/ Hongwei Mu
[Signature]
Hongwei Mu (慕宏伟) , Director

Sunrise 18 Limited

By:
[Signature]
Hiuwa Chan (陳曉華), CEO

Hong Kong Yeda International Holdings Co., Limited

By:
[Signature]
Zhidong Pan（潘志楝）, Director

Hong Kong Guotai International Holdings Co., Limited

By:
[Signature]
Xia Yu（於霞）, Director

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